SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

December 24, 1999
-----------------
(Date of earliest event reported)

The American Education Corporation
----------------------------------
(Exact name of registrant as specified in its charter)


Colorado
--------
(State or other jurisdiction of incorporation)


0-11078
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(Commission File Number)


84-0838184
----------
(IRS Employer Identification No.)


7506 North Broadway Extension, Suite 505, Oklahoma City, Oklahoma
-----------------------------------------------------------------
(Address of principal executive offices)


73116
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(Zip Code)


(405) 840-6031
--------------
(Registrant's telephone number, including area code)



Item 1.  Changes in Control of Registrant.
------------------------------------------
Not applicable.

Item 2.  Acquisition or Disposition of Assets.
----------------------------------------------
On December 24, 1999, The American Education Corporation, a Colorado corporation (the "Company"), acquired Dolphin, Inc., a New Jersey corporation ("Dolphin"). Dolphin produces educational, computer-based training, tutorial and testing programs and software. The Company currently intends to operate Dolphin in substantially the same manner as it was operated prior to this transaction.

The transaction was consummated pursuant to a Stock Purchase Agreement (the "Agreement") between the Company and Dolphin's sole shareholder, Andrew K. Gardner (the "Seller"). Pursuant to the Agreement, the Company paid the
Seller $1,752,000 cash plus 35,148 shares of the Company's restricted common stock, par value $0.025 per share. As part of the transactions contemplated by the Agreement, Dolphin entered into an Employment Agreement with the Seller pursuant to which the Seller will serve as President of Dolphin.


The Company funded the cash portion of the purchase price with borrowings from UMB Oklahoma Bank and cash on hand. The purchase price was determined based upon an evaluation of the business of Dolphin and the results of arm's length negotiations between representatives of the Company and the Seller.

The shares of common stock of the Company that were issued to the Seller were not registered in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

The information set forth above is a summary only and is qualified in its entirety by reference to the Agreement, a copy of which is attached as
Exhibit 2.1 and is incorporated by reference.

Item 3.  Bankruptcy or Receivership.
------------------------------------
Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.
-------------------------------------------------------
Not Applicable.

Item 5.  Other Events.
----------------------
Not applicable.

Item 6.  Resignations of Registrant's Directors.
------------------------------------------------
Not Applicable.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.
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(a)  TO BE FILED BY AMENDMENT.  Pursuant to Item 7(a)(4) of Form 8-K, the
Company hereby undertakes to file the financial statements required in response to this Item in an amendment to this Current Report on Form 8-K no later than 60 days after the date that this Form 8-K must be filed.

(b) TO BE FILED BY AMENDMENT. Pursuant to Item 7(b)(2) of Form 8-K, the Company hereby undertakes to file the pro forma financial statements required in response to this Item in an amendment to this Current Report on Form 8-K no later than 60 days after the date that this Form 8-K must be filed.

(c) EXHIBITS. 2.1 Stock Purchase Agreement between The American Education Corporation and Andrew K. Gardner.


Item 8. Change in Fiscal Year.
------------------------------
Not Applicable.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMERICAN EDUCATION CORPORATION



Date: January 7, 2000                  By:  /s/ Jeffrey E. Butler
                                            Jeffrey E. Butler
                                            Chairman of the Board
                                            of Directors,
                                            President and Chief
                                            Executive Officer




STOCK PURCHASE AGREEMENT
------------------------


This Stock Purchase Agreement (the "Agreement") is made and entered into this 23rd day of December, 1999, by and between The American Education Corporation, a Colorado corporation (the "Buyer"), and Andrew K. Gardner (the "Seller").


RECITALS
--------
A. The Seller owns all of the issued and outstanding Capital Stock of Dolphin, Inc., a New Jersey corporation.

B. Pursuant to this Agreement the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the issued and outstanding Capital Stock of the Company.

Now, therefore, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.


ARTICLE I

DEFINITIONS

The capitalized terms used in this Agreement have the meanings specified in
Schedule 1.


ARTICLE II

PURCHASE AND SALE OF SHARES

II.1 Agreement to Purchase and Sell the Shares. Pursuant to this Agreement the Buyer agrees to purchase all of the Shares from the Seller, and the Seller agrees to sell all of the Shares to the Buyer, for the consideration specified below.


II.2 Purchase Price. Subject to the escrow provisions of Section 2.3 below, the purchase price (the "Purchase Price") for the Shares shall be One Million Eight Hundred Thousand Dollars ($1,800,000.00), comprised of (i) One Million Four Hundred Ninety-Two Thousand Two Hundred Fifty Dollars and Thirty Cents ($1,492,250.30) payable to the Seller in certified funds at the Closing; plus
(ii) One Hundred Twenty-Seven Thousand Seven Hundred Forty-Nine Dollars and Seventy Cents ($127,749.70) payable to National Capital Companies, L.L.C.
(the "Finders Fee") on behalf of the Seller; plus (iii) One Hundred Thirty-Two Thousand Dollars ($132,000.00) in certified funds to be deposited into escrow at the Closing (the "Escrow Cash"), plus (iv) Escrow Shares with an aggregate Share Price of Forty-eight Thousand Dollars ($48,000.00), to be deposited into escrow at the Closing. No fractional shares shall be issued, and an amount in cash (if any) shall be paid in lieu thereof equal to such fractional part of a share multiplied by the foregoing average price.

II.3  Escrow.

II.3.1 Escrow Shares. All of the Escrow Shares shall be placed in escrow on the Closing Date. The Seller will endorse in blank his certificates representing the Escrow Shares or will execute in blank, stock transfer powers to accompany such certificates. The Escrow Shares shall be maintained by UMB Oklahoma Bank (the "Escrow Agent"), pursuant to the terms of an Escrow Agreement among the Buyer, the Seller, and the Escrow Agent in form and substance reasonably satisfactory to the Buyer and the Seller (the "Escrow Agreement") for a period beginning at the Closing Date and ending, subject to the terms of the Escrow Agreement, on the first anniversary of the Closing Date, as an escrow available to satisfy the indemnification rights of the Buyer. The costs of the Escrow Agent shall be borne by the Buyer and the Seller as provided in the Escrow Agreement.

II.3.2 Escrow Cash. All of the Escrow Cash shall also be placed in escrow with the Escrow Agent on the Closing Date, in an interest-bearing account.

II.3.3 Application of the Escrow Shares and the Escrow Cash. The Escrow Shares and the Escrow Cash shall be distributed as required by Section 4 of the Escrow Agreement. The escrow established pursuant to this Section 2.3 shall terminate on the first anniversary of the Closing Date or as otherwise provided in the Escrow Agreement; provided, however, that the escrow shall continue beyond such period to the extent (and only to the extent) that the Buyer has given the Seller a notice of claim prior to such time and the indemnification claims asserted therein remain unsatisfied or unresolved. Upon termination of the escrow, the remaining Escrow Shares and Escrow Cash (along with any dividends, other distributions and interest earned thereon) shall be delivered by the Escrow Agent to the Seller.


II.4 The Closing. Subject to and in accordance with the provisions of this Agreement, the closing of the transactions contemplated by this Agreement
(the "Closing") shall take place at the offices of Hartzog Conger & Cason, 1600 Bank of Oklahoma Plaza, Oklahoma City, Oklahoma 73102 commencing at
10:00 a.m. local time on December 22, 1999 unless (i) either the Buyer or the Seller unilaterally extends the Closing Date to a date no later than December 30, 1999 or (ii) the Buyer and the Seller mutually agree to a further extension in writing (the "Closing Date"). The parties intend for the Closing to be effective as of October 1, 1999.

II.5 Deliveries by the Seller at the Closing. At the Closing, the Seller shall deliver or cause to be delivered the following to the Buyer:

(a) stock certificate(s) representing all, and not less than all, of the Shares, duly endorsed in blank for transfer or accompanied by irrevocable and duly executed stock transfer powers, together with evidence satisfactory to the Buyer that the Buyer or its nominee has been entered upon the books of the Company as the holder of record of all of the Shares;

(b) an opinion from the Seller's counsel addressed to the Buyer and the Buyer's counsel in form and substance as set forth in Exhibit "A" attached hereto;

(c) evidence acceptable to the Buyer that all corporate books, minutes, records, Tax Returns, reports, files and other data related to the Company and the Business are in place at the Company and possession thereof has been relinquished to the Buyer;

(d) the Seller's duly executed general release of all Liabilities of the Company to the Seller and of any claim that the Seller may have against the Company, in form and substance as set forth in Exhibit "B" hereto;

(e) a duly authorized amendment to the Company's bylaws to permit the Company to have three or more directors;

(f) certificates from the appropriate public officials to the effect that the Company is a validly existing corporation in good standing in its state of incorporation and in each state in which the Company carries on its business as required to be listed in Section 4.1 of the Disclosure Schedule, as of a date in December 1999;

(g) a true and correct copy of the Certificate of Incorporation of the Company as of a date in December 1999, certified by the appropriate public official in its state of incorporation, and bylaws of the Company as of the Closing Date, certified by the secretary of the Company and by the Seller;

(h) the duly executed Employment Agreement, a form of which is attached at Exhibit "C";

(i)  the investor representation letter referenced in Section 4.36(a) below;

(j) one or more letters in form and substance satisfactory to the Buyer from the Company's independent accountant addressed to the Buyer in which such accountant (i) consents to the filing of the Most Recent Fiscal Year End Financial Statements in the Buyer's SEC filings; (ii) consents to the incorporation by reference of such Most Recent Fiscal Year End Financial Statements in the Buyer's SEC registration statements; and (iii) acknowledges awareness of the use in the Buyer's Form 8-K, or any amendment thereto, of a report on unaudited interim financial information;

(k) written confirmation from Commerce Bank, N.A. that the total balance of all its loans to the Company, including the Line of Credit, does not exceed $26,000.00;

(l) a duly executed stock power executed in blank to permit the Escrow Agent to deliver the Escrow Shares in accordance with Escrow Agreement;

(m) a release in form and substance satisfactory to the Buyer from National Capital Companies, L.L.C.;

(n) an estoppel letter and consent in form and substance satisfactory to the Buyer from the landlord of the Leased Property;

(o) resolutions duly adopted by the Company's board of directors, in form and substance satisfactory to the Buyer and UMB Oklahoma Bank, approving the Company's guaranty of a loan to the Buyer and the Company's pledge of assets to secure such guaranty;

(p) a release of all UCC-1 financing statements filed by the Seller to perfect his security interest in the Capital Stock sold to Byron Preiss Multimedia Company, Inc.; and

(q) all other certificates, documents, and other instruments required to be delivered by the Seller or the Company pursuant to this Agreement.

II.6 Deliveries by the Buyer at the Closing. At the Closing, the Buyer shall deliver, or cause to be delivered, the following to the Seller:

(a) a wire transfer into an account designated by the Seller of the cash portion of the Purchase Price specified in Section 2.2(i) above; a check to National Capital Companies, L.L.C. in the amount of the Finders Fee specified in Section 2.2(ii) above; and a wire transfer into the Escrow Account of the Escrow Cash specified in Section 2.2(iii) above;

(b) certificates representing the Escrow Shares, duly issued in the Seller's name, which Escrow Shares shall be delivered to the Escrow Agent pursuant to
Section 2.3;

(c) an opinion from the Buyer's counsel addressed to the Seller and the Seller's counsel in form and substance set forth in Exhibit "D";

(d) a wire transfer by the Buyer on behalf of the Company to Commerce Bank, N.A. in the amount of $25,197.11 representing the Total balance outstanding under the Line of Credit as of December 23, 1999 (with a per diem of $6.78 after that date);

(e) a certificate, signed by the secretary or assistant secretary of the Buyer, in form satisfactory to the Seller, certifying as of the Closing Date to the form of and adoption of resolutions by the board of directors of the Buyer approving the transactions contemplated by this Agreement;

(f) the duly executed Employment Agreement, a form of which is attached at Exhibit "C"; and

(g) all other certificates, documents and other instruments required to be delivered by the Buyer pursuant to this Agreement.



ARTICLE III

REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

The Seller represents and warrants to the Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III) and acknowledges and confirms that the Buyer is relying upon such representations and warranties in connection with the purchase by the Buyer hereunder.

III.1 Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform his obligations hereunder and thereunder. This Agreement and the Ancillary Agreements to which the Seller is a party constitute the valid and legally binding obligation of the Seller, enforceable in accordance with their terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The foregoing limitations on enforceability shall not be deemed in any way to limit or affect the representations made in Section 3.4.

III.2 Noncontravention. Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any Law or other restriction to which the Seller is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject. The Seller need not give any notice to, make any filing or registration with, or obtain any authorization, consent or approval of any Person to execute, deliver or perform this Agreement or the Ancillary Agreements or to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.


III.3  Shares.  The Seller holds of record and owns beneficially One Hundred
(100) Shares (represented by certificate no. 3), constituting all of the issued and outstanding Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and other encumbrances of any kind. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any Capital Stock (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Capital Stock. Upon completion of the transaction contemplated by this Agreement, the Buyer will own good and marketable title to all of the Shares, free and clear of any valid and enforceable Security Interests or restrictions on transfer (other than any restrictions under the Securities Act and state securities laws). Without limiting any of the foregoing (i) neither Bushinghall Limited nor any of its Affiliates has a valid and enforceable Security Interest in any of the Shares and (ii) neither Byron Preiss Multimedia Company, Inc., its successor, nor any of its or their Affiliates has any ownership interest, whether of record or beneficially, in any of the Shares.


ARTICLE IV

REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

The Seller represents and warrants to the Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV) and acknowledges and confirms that the Buyer is relying upon such representations and warranties in connection with the purchase by the Buyer hereunder. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered paragraphs contained in Article
IV. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless, in light of all the circumstances, such exception is fairly disclosed.

IV.1  Organization and Authorization.


(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has full corporate power and authority necessary to carry on the Business and to own and use the properties owned and used by it. The Company is not required to be qualified, licensed or registered to do business as a foreign corporation in any jurisdiction. Section 4.1 of the Disclosure Schedule lists the current directors and officers of the Company (as well as any all officers and directors who served at any time during the last three years). The Company is not in default under or in violation of any provision of its charter or bylaws.
The Seller has delivered to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws (both as amended to date).

(b) The Company has conducted the Business since September 1991 at 10 Foster Avenue, Suite A2, Gibbsboro, New Jersey only under the name "Dolphin, Inc.," "Dolphin Inc.," "Dolphin Interactive" or "Dolphin".

(c) The Company is not under any statutory, contractual or other obligation to (i) file any reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act or any applicable state regulatory bodies or
(ii) register any of its presently outstanding securities.

(d) The Company has all requisite right, power and authority to execute, deliver and perform the Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby. The Ancillary Agreements to which the Company is a party have been duly authorized by all requisite corporate action on the part of the Company and have been and will be duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or by general equitable principles. The foregoing limitations on enforceability shall not be deemed in any way to limit or affect the representations made in Section 3.4.


IV.2 Noncontravention. The execution, delivery and performance of the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated thereby (i) will not violate the articles/ certificate of incorporation or bylaws of the Company; (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which or to which its assets is subject (or result in the imposition of any Security Interest upon any of the Company's assets); (iii) will not result in the violation of any Law or other restriction to which the Company is subject; and (iv) will not result in a breach of, or cause the termination or revocation of, any authorization held by the Company necessary to the operation of the Business. There is no requirement to give any notice to, make any filing or registration with, or obtain any authorization, consent, or approval of any Person in order for the parties to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

IV.3 Brokers' Fees. The Seller shall discharge all Liability to National Capital Companies, L.L.C. under that certain letter agreement dated January 29, 1999, as amended and extended (the "National Capital Agreement"). Neither the Seller nor the Company has any other Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company or the Buyer could become liable or obligated.


IV.4 Shares and Capitalization. The entire authorized Capital Stock of the Company consists (and will consist as of the Closing Date) of eighteen thousand (18,000) shares of common stock, no par value, of which one hundred
(100) shares (and no more) are issued, outstanding and owned by the Seller and no shares are held in treasury. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. No shares of Capital Stock have been issued in violation of any preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the Capital Stock.
All taxes required to be paid in connection with the issuance and any transfers of the Capital Stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of Capital Stock from the date of the Company's incorporation to the date hereof have been obtained or effected, and all securities of the Company have been issued and are held in accordance with the provisions of all applicable securities Laws. There are no obligations (contingent or otherwise) outstanding or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, purchase, sell, or otherwise cause to become outstanding any of its Capital Stock.
There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Capital Stock of the Company.

IV.5  Intentionally Omitted.

IV.6 Subsidiaries. The Company has no direct or indirect equity interest in any corporation, partnership, limited liability company, joint venture, business association or other entity.

IV.7 Financial Statements. Attached as Section 4.7 of the Disclosure Schedules are the following financial statements (collectively the "Financial Statements") of the Company: (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1996, the period ended March 21, 1997, and the year ended December 31, 1998 (the "Most Recent Fiscal Year End"); and (ii) an unaudited balance sheet and statement of income (the "Most Recent Financial Statements") as of and for the interim nine months ended September 30, 1999 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the assets, Liabilities, and financial condition of the Company as of such dates and the results of operations of the Company for such periods; and (ii) are materially consistent with the books and records of the Company (which books and records are materially correct and complete); provided, however, that the March 21, 1997 Financial Statements were, and the Most Recent Financial Statements are, subject to normal year-end adjustments (which are not in the case of the Most Recent Financial Statements anticipated to be material individually or in the aggregate) and may lack footnotes and other presentation items of the type required in GAAP statements.

IV.8  Events Subsequent to Most Recent Fiscal Month End.   Since the Most
Recent Fiscal Month End, the Company has conducted the Business only in the Ordinary Course of Business and, without limiting the foregoing, since such date, there has not been (i) any material damage, destruction or loss (whether or not covered by insurance) to any of the material assets of the Company; (ii) any material change by the Company in its accounting method, principles or practices; (iii) any material revaluation by the Company of any of the assets of the Company, including without limitation, writing down the value of inventory or writing off notes or any accounts receivable other than in the Ordinary Course of Business; or (iv) any other material adverse change in the Business, properties or condition (financial or otherwise) of the Company.


IV.9 Undisclosed Liabilities. Except as set forth in Section 4.9 of the Disclosure Schedule and in the Financial Statements, the Company has no Liabilities and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability, except for Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (and which did not result from, arise out of, or relate to any breach of contract, breach of warranty, tort, infringement or violation of Law) and except for Liabilities which will not, individually or in the aggregate, have a material adverse effect upon the Business, properties, or condition (financial or otherwise) of the Company.

IV.10 Legal Compliance. The Company has complied with, and is conducting the Business in accordance with, all applicable Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or, to the Knowledge of the Seller, threatened against the Company alleging any failure so to comply, except in each case where a failure or failures to comply will not, individually or in the aggregate, have a material adverse effect upon the Business, properties, or condition (financial or otherwise) of the Company. There is no basis for any such action, suit, proceeding or investigation (i) which would have a material adverse effect on the Business, properties or condition (financial or otherwise) of the Company or (ii) which would impair the Company's ability or obligation to perform fully on a timely basis any obligations which it may have or will have under this Agreement. There are no existing violations of any Laws by the Company which materially or adversely affect the Business or the possession, use, occupancy or operation of the Leased Property.

IV.11  Tax Matters.

(a) The Company has filed in accordance with applicable Law all Tax Returns required to be filed by it, provided that the Company's federal income Tax Return for 1998 was filed late in October 1999. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Person.

(c) The Seller has no reason to believe that any taxing authority may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised by any taxing authority in writing or
(ii) as to which the Seller has Knowledge. Section 4.11 of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited to the Seller's Knowledge, and indicates those Tax Returns that currently are the subject of audit to the Seller's Knowledge. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1995.

(d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) The Company has not filed a consent under Code #341(f) concerning collapsible corporations. The Company has not made any payments, and is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code #280G. The Company has not been a United States real property holding corporation within the meaning of Code #897(c)(2) during the applicable period specified in Code #897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Taxes within the meaning of Code #6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no Liability for the Taxes of any Person under Treasury Regulation #1.1502-6 (or any other similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(f) The unpaid Taxes of the Company (i) did not, as of the Most Recent Fiscal Month End exceed the reserve for Tax Liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

IV.12  Real Property.

(a)  The Company does not currently own and has never owned any real property.

(b) The Company's operations were initially conducted from the Seller's residence. The Company does not currently lease and has never leased any real property other than as set forth in Section 4.12 of the Disclosure Schedule, which sets forth the street address of the sole parcel of real property leased by the Company (the "Leased Property"). The Company has previously delivered to the Buyer a true and complete copy of the lease, as amended to date (the "Lease"), relating to the Leased Property.

(c) The Company enjoys a peaceful and undisturbed possession of the Leased Property. There are no parties (other than the Company) in possession of the Leased Property and, to the Knowledge of the Seller, no Person other than the Company has any right to use or occupy any part of the Leased Property.
The Lease is in full force and effect and is a valid and legally binding obligation of the Company and, to the Seller's Knowledge, the landlord thereto, and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby.

(d) All rent and other sums and charges payable under the Lease are current, no notice of default or termination under the Lease is outstanding, and no termination event or condition or uncured default on the part of the Company or, to the Knowledge of the Seller, the landlord exists under the Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition by the Seller. No party to the Lease has repudiated any provision thereof, and there are no disputes, oral agreements, or forbearance agreements in effect as to the Lease or the Leased Property.

(e) The Company has not experienced any material interruption in the services provided to the Leased Property within the past one (1) year. The Leased Property is supplied with utilities and other services necessary for the operation of the Business. To the Seller's Knowledge, the landlord under the Lease has no plans to make any material alteration to the Leased Property, the cost of which would be borne in any part by the Company except as otherwise set forth in Section 4.12 of the Disclosure Schedule. To the Seller's Knowledge, all permits, licenses, franchises, approvals and authorizations of all governmental authorities having jurisdiction over the Leased Property required to have been issued to the Company to enable the Leased Property to be lawfully occupied and used for all of the purposes for which it is currently occupied are, as of the date hereof, in full force and effect.

IV.13  Intellectual Property.

(a) The Company has applied for or obtained any registrations for copyrights, patents, trade or service marks, trade names or logo types reasonably necessary to conduct the Business. Section 4.13A of the Disclosure Schedule sets forth all the material Owned Intellectual Property in current use by the Company.
Section 4.13B of the Disclosure Schedule is a list of all Licensed Intellectual Property (categorized by licensor and licensee). All Licensed Intellectual Property that includes tools, libraries, utilities or routines identified or required to be identified in Section 4.13A of the Disclosure Schedule has been published under appropriate copyright notices. Except as set forth in Section 4.13C of the Disclosure Schedule: (a) the Company is the sole and exclusive owner of all right, title and interest in and to all the Owned Intellectual Property;

(b) to the Seller's Knowledge, no royalties or fees (license or otherwise) are payable by the Company to any Person by reason of the ownership or use of any of the Intellectual Property; (c) there have been no claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any Owned Intellectual Property, and to the Seller's Knowledge, there are no reasonable grounds for any claims against the Intellectual Property; (d) the Company has not made any claim of any violation or infringement by others of its rights in Owned Intellectual Property, and to the Seller's Knowledge, no reasonable grounds for such claims exist; (e) the Company has not received any written notice or, to the Seller's Knowledge, any other type of overt notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property; (f) neither the use of the Owned Intellectual Property by the Company, the operation of the Business, the manufacture of its products, nor any formula, method, process, part or material employed by the Company in connection therewith, is infringing or has infringed upon any rights of others; (g) the Intellectual Property includes all rights necessary for the Company to legally conduct the Business as currently being conducted; (h) the consummation of the transactions contemplated hereby will not alter or impair in any material respects any of the Intellectual Property; (i) no interests or rights of the Company to any Owned Intellectual Property have been assigned, transferred, licensed or sublicensed by the Company to third parties outside the Ordinary Course of Business; and (j) each item of Intellectual Property will be available for use by the Company on substantially the same terms and conditions immediately subsequent to the Closing, free and clear of any Security Interests, Licenses, or other restrictions.

(b) The Company has all necessary software, copyrights and other rights to publish its current existing titles, subject to the term of the licenses granted to the Company with respect to such titles. Section 4.13D of the Disclosure Schedule hereby sets forth a true, complete and correct list of all titles of third parties used by the Company (published, unpublished and in process) and primary licensors. Except as disclosed in Section 4.13D of the Disclosure Schedule hereto, during 1998, no third party developed in excess of 15% of any title developed by the Company, excepting development work performed internally by the customer of the Company that commissioned the title.

(c)  Except as set forth in Section 4.13E of the Disclosure Schedule:

(i) subject to and/or with the exception of royalty obligations and any other contractual restrictions specifically described in Section 4.13E of the Disclosure Schedule, the Company owns, has the right to use, sell, license, and, to the Seller's Knowledge, prepare derivative works for, or dispose of all the Owned Intellectual Property required for or incident to the development, manufacture, operation and sale of all products and services in the manner currently expected to be sold by the Company, free and clear of any rights, Security Interests or claims of others;

(ii) the Company owns or has the current right to use all software and/or programs of others as well as other Intellectual Property required for the conduct of the Business;

(iii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated herein and therein will not breach, violate or conflict with any instrument or agreement governing any material Intellectual Property right or in any way exclude the right of the Company to use, sell, license or dispose of or bring any action for the infringement of, any Owned Intellectual Property right;

(iv) the manufacture, marketing, modification, license, sale or use of the Intellectual Property used by the Company in connection with the conduct or operation of the Business does not violate any license or agreement with any third party or infringe any license or agreement with any Person or infringe any proprietary right or interest of any Person, except where such violation would not adversely affect the Business, operations or properties of the Company; and there are no pending or, to the Seller's Knowledge, threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Owned Intellectual Property that is required in connection with the conduct or operation of the Business, nor has the Company received any written notice asserting that any Owned Intellectual Property, or the proposed use, sale, license or disposition thereof by it conflicts or will conflict with the rights of any other party;

(v) to the Seller's Knowledge, the Company has not disposed of or permitted to lapse any rights to the use of any material Owned Intellectual Property; and

(vi) the Company currently possesses all licenses and sublicenses required to operate the Business and is not in default under any such licenses and sublicenses.

(d) Payments. No material payments, including maintenance fees, filings or registrations are required to be made so as to maintain the Intellectual Property in full force and effect, except those payments made in the ordinary course of the Buyer's business pursuant to agreements which are in full force and effect.

(e) Technical Documentation. The Company owns and maintains such technical and descriptive materials relating to the acquisition, design, development, use, and maintenance of computer code and program documentation and materials related to the Licensed Intellectual Property as are adequate to conduct the Company's Business as it is currently conducted.

(f) No Material Defects. To the Knowledge of the Seller and the Company, the Company's software products are free of all material flaws or defects which could reasonably be expected to have a material adverse effect on the Company's Business.

(g) Section 4.13F of the Disclosure Schedule contains a list of all past and present employees and independent contractors ("Recipients") who have or have had access to the Company's Intellectual Property that is of a confidential nature and whose continued confidentiality is reasonably necessary for the conduct of the Company's Business as it is currently conducted. The Company has never given its consent to any Person, including any Recipients, to use its Intellectual Property except as necessary or convenient to the Company's Business. To the Seller's Knowledge, no Person has disclosed any portion of the Intellectual Property to any Person, other than to past and present Recipients and Persons subject to appropriate confidentiality limitations.
All of the Recipients have signed appropriate confidentiality agreements containing customary restrictive provisions. To the Knowledge of the Seller, no currently employed Recipients are working for any Person that is currently a competitor of the Company except as disclosed in Section 4.13F of the Disclosure Schedule.

IV.14 Contracts. Section 4.14 and the other Sections of the Disclosure Schedule list each contract and agreement (oral or written), not fully performed, to which the Company is a party or by which the Company or any of its property is bound, which contract or agreement (i) restricts the Company from engaging in any line of business or from competing with any Person; (ii) may involve the receipt or payment of more than $20,000 in any twelve-month period commenced after December 31, 1998; or (iii) is otherwise material to the Business, properties or condition (financial or otherwise) of the Company. The Seller has delivered or made available to the Buyer a correct and complete copy of each written agreement listed or required to be listed in Section 4.14 and the other Sections of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.14 of the Disclosure Schedule. With respect to each such agreement (i) the agreement is in full force and effect and is the legal, valid, binding and enforceable obligation of the Company and, to the Seller's Knowledge, the other parties thereto; (ii) the agreement will continue to be the legal, valid, binding and enforceable obligation of the Company and, to the Seller's Knowledge, the other parties thereto on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) neither the Company nor, to the Seller's Knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or deffault, or permit termination, modification or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

IV.15  Inventory.  Intentionally left blank.

IV.16 Tangible Assets. Section 4.16 of the Disclosure Schedule lists and briefly describes all material tangible assets comprising a part of or used in the Business. The Company has good and marketable title to each material item of equipment and other tangible personal property included as an asset in the Most Recent Fiscal Year End Financial Statements or acquired since such date (other than properties subsequently utilized or disposed of in the Ordinary Course of Business), free and clear of any Security Interests, except as set forth in Section 4.16 of the Disclosure Schedule. The Company owns or leases (pursuant to leases disclosed in Section 4.16 of the Disclosure Schedule) all buildings, machinery, equipment and other tangible assets necessary for the conduct of the Business as presently conducted. To the Knowledge of the Seller and without expanding Section 4.34 as to Year 2000 compliance, each such item of personal property with a replacement value in excess of Four Thousand Dollars ($4,000) is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used. Following the Closing, the Company will continue to be entitled to the ownership and use of all assets necessary for the continued operation of the Business in the manner it is currently conducted.

IV.17 Notes and Accounts Receivable. All notes and accounts receivable of the Company at September 30, 1999 are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current (except as set forth in Section 4.17 of the Disclosure Schedule) and will be fully collected within one hundred eighty (180) days of the Closing Date at their recorded amounts.

IV.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

IV.19  Insurance.

(a) Section 4.19 of the Disclosure Schedule identifies each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage.
Section 4.19 of the Disclosure Schedule also contains a summary of the loss experience under each policy.


(b) With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) to the Seller's Knowledge, the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) neither the Company nor to the Seller's Knowledge any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (iv) no party to the policy has given written notice repudiating any provision thereof. The Seller has no reason to believe that any such insurance policy will not be renewed upon the expiration thereof at premiums substantially equivalent to those currently being paid, except for changes in such premiums applicable to insureds similarly situated. The Company is covered by insurance in scope and amount customary and reasonable for the business in which it has engaged.
Section 4.19 of the Disclosure Schedule identifies any self-insurance arrangements affecting the Company.

IV.20 Litigation. Section 4.20 of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is (or has been) a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, in each case where such matter may result in any material adverse change in the Business, properties or condition (financial or otherwise) of the Company. The Seller has no reason to believe that any such action, suit, proceeding, hearing or investigation will be brought or threatened against the Company.

IV.21 Product Warranty. Except for matters that are not reasonably likely to result in any material adverse change in the Business, properties or condition (financial or otherwise) of the Company, each title or product manufactured, sold, distributed, leased or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liabilities (and, to the Knowledge of the Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any Liabilities) for recall, withdrawal, replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.


IV.22 Product Liability. To the Knowledge of the Seller, the Company has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any title or product manufactured, sold, distributed, leased or delivered by the Company. No title or product manufactured, sold, distributed, leased or delivered by the Company is subject to any guaranty, warranty or other indemnity other than as set forth in the related development contract.

IV.23	Labor Relations.

(a) The Company is not a party to, otherwise bound by or overtly threatened with any labor or collective bargaining agreement affecting its employees generally. There has not been in the past and the Seller has no Knowledge of any current organizational effort being made or threatened by or on behalf of any labor union with respect to employees of the Company. Without limiting the generality of Section 4.10, except as identified in Section 4.23 of the Disclosure Schedule (i) the Company has not committed or engaged in any unfair labor practice, and no unfair labor practice complaints or grievances, administrative proceedings or arbitration proceedings are pending or have been filed against the Company with any governmental or regulatory agency, of which either the Seller or the Company has received notice; (ii) the Company has not received any notice or communication reflecting an intention or threat to file any such complaint, grievance, arbitration proceeding, or arbitration hearing;
(iii) no Person has made any claim or, to the Knowledge of the Seller, threatened any claim against the Company under any statute, regulation or ordinance relating to discrimination with respect to employees or employment practices and there exists no basis for any such claim, and (iv) no claim is pending or, to the Knowledge of the Seller, threatened against the Company in connection with the United States Wage and Hour Law, the Americans with Disabilities Act, the Occupational Safety and Health Act or similar Laws, where any such matter would result in a material adverse effect on the Business, properties or condition (financial or otherwise) of the Company.

(b) To the Seller's Knowledge, no employee, consultant or agent of the Company is in violation of any term of any employment contract, confidentiality or non-disclosure agreement or any other contract, agreement, commitment or understanding relating to the relationship of such employee, consultant or agent with the Company or any other party.

(c) The Seller has no Knowledge that any officer or key employee or group of employees intends to terminate employment with the Company.

(d) Except as set forth on Section 4.23 of the Disclosure Schedule, the Company is not required to make, and it is not currently making, a "reasonable accommodation" for any of its employees under the Americans With Disabilities Act or any similar New Jersey Law. All current employees of the Company have agreed in writing to be bound by the confidentiality provisions contained in the Company's employee handbook and/or are subject to written employment agreements with the Company, all of which employment agreements are identical in all material respects to the Employment Agreement between the Company and Mary McLean, a true, correct and complete copy of which has been provided to the Buyer; provided, however, that David Sides' Employment Agreement and the Seller's existing Employment Agreement (which will be restated in its entirety by the Employment Agreement) are different, and true, correct and complete copies of these Employment Agreements have also been provided to the Buyer. The Seller has also provided to the Buyer a true, correct and complete copy of the Consulting Agreement between the Company and Rebecca Shepherd.
Other than the agreements referenced in the two immediately preceding sentences, no employee or independent contractor has any other agreement, whether oral or written, with respect to length of notice or severance payment required to terminate his or her employment or engagement. Except as set forth in Section
4.23 of the Disclosure Schedule or as set forth in the Company's articles/ certificate of incorporation or bylaws, and except with respect to the Company's liability insurance policy, there are no indemnification arrangements between the Company and any officer, director, consultant or employee. Without limiting Section 4.10, the Company is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, and wage and hours of work, except where any non-compliance would not result in a material adverse effect on the Business, properties or condition (financial or otherwise) of the Company.

IV.24  ERISA Compliance.

(a) Section 4.24 of the Disclosure Schedules identifies each and every employee benefit plan, including each employee pension benefit plan and employee welfare benefit plan (as such terms are defined in ERISA) (an
"ERISA Plan") and each other retirement, deferred compensation, stock option, stock bonus, or other benefit program (a "Non-ERISA Plan") that is currently sponsored, maintained by or contributed to by the Company or any of its predecessors or ERISA Affiliates. Such ERISA Plan and Non-ERISA Plan are collectively referred to as "Employee Benefit Plans."

(b) None of the Employee Benefit Plans is (i) a plan subject to Title IV of ERISA (a "Title IV Plan") or (ii) a multiemployer plan within the meaning of
Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any ERISA Affiliate has ever sponsored, maintained or contributed to a Title IV Plan, nor has ever contributed or had an obligation to contribute to a Multiemployer Plan.

(c) Without limiting any other representation or warranty provided by the Seller herein, with respect to each and every Employee Benefit Plan:

(i) Each such Employee Benefit Plan complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and all other applicable Laws.

(ii) Except as specifically set forth in Section 4.24 of the Disclosure Schedule, all reports and descriptions required by ERISA, the Code, or other applicable Laws, including Forms 5500, the summary annual reports and summary plan descriptions have been filed or distributed appropriately with respect to each such Employee Benefit Plan.

(iii) The requirements of ERISA and of Code Section 4980B have, in all material respects, been met with respect to each such Employee Benefit Plan (to the extent such requirements apply to such Plans).

(iv) All contributions including all employer contributions and employee salary reduction contributions which are due have been paid to each such Employee Benefit Plan which is an employee pension benefit plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such employee pension benefit plan or accrued in accordance with the past customs and practice of the Company.
All such contributions and other payments have been made in accordance with all applicable Laws including without limitation, Laws governing the timing of such payments. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an employee welfare benefit plan.

(v) Each Employee Benefit Plan which is an employee pension plan meets and has met, in form and operation, the requirements for qualification under Code
Section 401(a).


(vi) There have been no prohibited transactions with respect to any Employee Benefit Plan. No fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller, threatened.

(vii) Except as set forth in Section 4.24 of the Disclosure Schedule, or as required under Section 601 et seq. of ERISA, and/or Code Section 4980(b), neither the Company nor any of its predecessors or Affiliates have ever provided post-retirement or post-employment termination benefits other than benefits under Employee Benefit Plans including without limitation, post-retirement or post-employment termination medical or health care coverage except to the extent required under Section 601 et seq. of ERISA and/or Code
Section 4980(b), and neither the Company nor any Affiliate has any obligation to provide health or welfare benefits to any current or former employee following such employee's retirement or other termination from service.

(viii)  Except to the extent benefits are required to be provided pursuant to
Section 601 of ERISA and/or Code Section 4980(b), the Company has the right to modify and/or terminate any and all benefits provided to retirees or otherwise terminated employees other than pensions with respect to both current and former employees.

(ix) Neither the Seller, the Company nor any ERISA Affiliate thereof has any liability to the Internal Revenue Service with respect to any Employee Benefit Plan including, without limitation, any liability imposed by Chapter 43 of the Code.

(x) All contributions and payments made or accrued to the Employee Benefit Plans are deductible under Code Section 162 or Section 404. No amount of any asset of any Employee Benefit Plan is subject to tax as unrelated business taxable income.

(xi) No event has occurred or circumstances exist which could result in a material increase in premium cost of any Employee Benefit Plan that is insured or a material increase in benefit costs of such plans that are self-insured.

(xii) Other than claims for benefits submitted by plan participants and/or beneficiaries, no claim against or legal proceeding involving any Employee Benefit Plan is pending or, to the Seller's Knowledge, threatened.

(xiii) There does not now exist, nor do any circumstances exist, that could result in any control group liability that would be a Liability of the Buyer or the Company as a result of transactions contemplated by this Agreement.

(xiv) No employee of the Company will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefits solely as a result of the transactions contemplated by this Agreement to the extent Buyer complies with its obligations hereunder.

(d)  The Seller has delivered or made available to the Buyer:

(i) all documents that set forth the terms of each Employee Benefit Plan including (a) all plan descriptions and summary plan descriptions of such Employee Benefit Plans, and (b) all summaries and descriptions furnished to participants and beneficiaries regarding such Employee Benefit Plans;

(ii)  all personnel, payroll and employment manuals and policies;

(iii)  all registration statements filed with respect to any Employee Benefit
Plan;

(iv) a written description of each Employee Benefit Plan which is not otherwise in writing;

(v) all insurance policies purchased by or to provide benefits under any Employee Benefit Plan;

(vi) all contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Benefit Plan;

(vii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Employee Benefit Plan;

(viii) the form(s) of notice provided to employees of their rights under ERISA Section 601 et seq. and Code Section 4980B;

(ix) the Form 5500 filed in the most recent plan year with respect to each Employee Benefit Plan, including all schedules thereto and the opinions of independent accountants;

(x) all notices that were given by the Company, any predecessor or any ERISA affiliate of the Company to the Internal Revenue Service, PBGC or any participant or beneficiary pursuant to statute within the four years preceding the date of this Agreement;

(xi) all notices that were given by the Internal Revenue Service, or the Department of Labor to the Company within four years preceding the date of this Agreement; and

(e) To the Seller's Knowledge, no statement, either written or oral, has been made by the Company to any person with regard to any Employee Benefit Plan that was not in accordance with the plan documents that could have a material adverse effect to the Company or to the Buyer.

(f) Section 4.24 of the Disclosure Schedule identified each person who is currently receiving or entitled to receive continuing benefits under any health or other welfare benefit plan maintained by the Company or any ERISA Affiliate.

IV.25 Guaranties. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

IV.26  Environment, Health, and Safety.


(a) The Company and, to the Seller's Knowledge, the Company's predecessors and Affiliates have each complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply, except where any non-compliance would not result in a material adverse effect on the Business, properties or condition (financial or otherwise) of the Company. Without limiting the generality of the foregoing, the Company and, to the Seller's Knowledge, the Company's predecessors and Affiliates have each been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Environmental, Health, and Safety Laws, except where any non-compliance would not result in a material adverse effect on the Business, properties or condition (financial or otherwise) of the Company.

(b) The Company has no Liability for damage to any real property or site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law, except for matters that are not reasonably likely to result in any material adverse change in the Business, properties or condition (financial or otherwise) of the Company. The Seller has no Knowledge of any written notice to the effect that the Company or its predecessors and Affiliates have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any Liability, except for matters that are not reasonably likely to result in any material adverse change in the Business, properties or condition (financial or otherwise) of the Company.

(c) To the Knowledge of the Seller, all properties and equipment used in the Business of the Company have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans and other hazardous substances or wastes.

(d) To the Knowledge of the Seller, the Company has always transferred or disposed of, or contracted or arranged for the transportation or disposal of, any hazardous or regulated waste, hazardous or regulated substance, infectious or medical waste, radioactive waste or sewage sludge in material compliance with all Environmental, Health, and Safety Laws.

(e) The Company has never owned, leased or operated any underground storage tank containing petroleum products or wastes or other hazardous substances and regulated by 40 CFR 280 and/or other applicable federal, state or local Laws or requirements.

(f) There are no reports, studies, analyses, tests or monitorings possessed or initiated by the Seller or the Company pertaining to hazardous or regulated materials or hazardous or regulated activities in, on, or under any facility ever owned, leased or operated at any time by the Company or concerning compliance by the Company or any other Person for whose conduct the Company is or may be held responsible, with Environmental, Health, and Safety Laws.


IV.27 Certain Business Relationships with the Company. Except as set forth in Section 4.27 to the Disclosure Schedule, neither the Seller nor any of his Affiliates, owns directly or indirectly, any asset, tangible or intangible, or right which is used in the Business. Except for compensation and benefits accruing after November 30, 1999 in the Ordinary Course of Business (but not any bonuses payable to the Seller), the Company is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their Affiliates, in any amount whatsoever, and none of such officers, directors or shareholders, or any of their Affiliates, are indebted to the Company or have any direct or indirect ownership interest in any Person with which the Company is affiliated or with which the Company has a business relationship, or any Person which competes with the Company, and no officer, director or shareholder, or any of their Affiliates, is, directly or indirectly, interested in any contract, agreement, lease or arrangement pertaining to or relating to the Company, except for employment, consulting and other personal service agreements that may be in effect and which are referenced in Section 4.14 of the Disclosure Schedule, except with respect to a bank line of credit in favor of the Company which has been guaranteed by the Seller (the "Line of Credit"). The representation made in the immediately preceding sentence is limited such that David Sides shall not be included in the definition of "officer." To the Seller's Knowledge, the Company is not indebted, directly or indirectly, to Mr. Sides or to any of his Affiliates, in any amount whatsoever, and, to the Seller's Knowledge, neither Mr. Sides nor any of his Affiliates are indebted to the Company or have any direct or indirect ownership interest in any Person with which the Company is affiliated or with which the Company has a business relationship, and, to the Seller's Knowledge, neither Mr. Sides nor any of his Affiliates is, directly or indirectly, interested in any contract, agreement, lease or arrangement pertaining or relating to the Company, except for Mr. Sides' employment agreement referenced in Section 4.14 of the Disclosure Schedule. Notwithstanding any language herein to the contrary, it is expressly acknowledged that the Line of Credit will be terminated in connection with the transactions contemplated hereby.

IV.28  Permits, Licenses, Etc.   Except as set forth in Section 4.28 of the
Disclosure Schedule, the Company's material permits, licenses, approvals, authorizations, franchises, certificates and similar such items and rights relating to the Business (collectively, "Authorizations"), all of which have been made available to the Buyer, are adequate for the operation of the Business, are valid and in full force and effect, and neither the execution and delivery of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will cause the termination of, or interfere in any material respect with, the Company's operation under any such Authorizations.

IV.29 Personnel. Section 4.29 of the Disclosure Schedule lists all officers, directors and employees of the Company, whether actively at work or not and their respective rates of compensation (including the portions thereof attributable to bonuses or other extraordinary compensation). All amounts due or accrued due as of November 30, 1999 for all salary, wages, bonuses, commissions, vacation with pay or other employee benefits are reflected in
Section 4.29 of the Disclosure Statement. Section 4.29 of the Disclosure Schedule also contains the Company's employee handbook and a list of all other material written employee policies, employee manuals or other material written statements of rules or policies as to working conditions, vacation and sick pay, a complete copy of each of which has been made available to the Buyer.

IV.30 Bank Accounts. Section 4.30 of the Disclosure Schedule lists (i) the name of each bank or other institution in which the Company has accounts or safe deposit boxes; (ii) the name and telephone number of the Company's contact person at such bank or institution; (iii) the names in which the accounts or boxes are held; (iv) the type of account; and (v) the name of each person authorized to draw thereon or have access thereto.


IV.31 Borrowings. The Company is not in default in any respect under, and is not otherwise in violation or contravention of, any of the terms and provisions of any agreement for the repayment of borrowed funds. Copies of all promissory notes and other documents and instruments evidencing or relating to indebtedness for amounts borrowed by the Company (other than the Line of Credit documents) are attached to Section 4.31 of the Disclosure Schedule.

IV.32 Minute Book. The minute book of the Company contains a complete record of all meetings of the directors and shareholders (and consents in lieu of meeting) of the Company since the date of its incorporation. Such minute book has been made available for inspection to the Buyer. All actions taken by the Company requiring action by the board of directors or shareholders of the Company have been duly authorized or ratified as necessary and are evidenced in the minute book of the Company as so made available for the aforesaid inspection. The minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, and any consents in lieu of meeting), the stock certificate books, and the stock record books of the Company are correct and complete.

IV.33 Insolvency. The Company is able to pay its debts as they mature, and the transfer of the Shares by the Seller to the Buyer in accordance with the terms of this Agreement will not constitute a voidable preference or transfer in fraud against any creditor under applicable insolvency Laws.

IV.34 Y2K. To the Knowledge of the Seller, all of the Company's date-sensitive devices, software, systems, machinery, information technology, computer software and hardware and other technology (jointly and severally, the "Systems") are Year 2000 Compliant. Year 2000 Compliant means that such systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century, provided that any such systems not owned or used by the Company with which the Company's systems communicate, interact or otherwise exchange date data are themselves Year 2000 Compliant. In addition, the Company has (i) undertaken an inventory, review and assessment of areas within the Business that could be materially adversely affected by the failure of the Company to be Year 2000 Compliant; (ii) developed a plan and timetable for becoming Year 2000 Compliant; and (iii) implemented that plan in accordance with that timetable in all material respects.


IV.35	 Major Customers and Suppliers; Supplies.  Set forth in Section 4.35 of the Disclosure Schedule is a list of the Company's ten most significant customers (in dollar amount) during the period commenced on January 1, 1999 and ending on the Closing Date and the Company's ten most significant suppliers of goods or services to the Company (in dollar amount) for such period. Except as indicated in Section 4.35 of the Disclosure Schedule, to the Seller's Knowledge, no facts, circumstances or conditions exist which create a reasonable basis for believing that the Company will be unable to continue to procure the supplies and services necessary to conduct the Business on terms and conditions materially as favorable to the Company as the terms and conditions pursuant to which such supplies and services are currently procured, excepting any increases in prices in the ordinary course of business. There has not been any material adverse change in the relations of the Company or any controversies with the customers or suppliers listed on Section 4.35 of the Disclosure Schedule as a result of the announcement or consummation of the transactions contemplated by this Agreement, and the Seller has not received any notice that any of such customers or suppliers intends to terminate its relationship with the Company.

IV.36  Securities Disclosures.

(a) Investor Representation Letter. At the Closing, the Seller shall deliver to the Buyer a fully executed Investor Representation Letter in the form attached hereto as Exhibit "E".

(b) Buyer's Public Documents and Access to Information. The Seller has received copies of (i) the Buyer's Annual Report on Form 10-KSB for the year ended December 31, 1998; (ii) the Buyer's Quarterly Reports on Form 10-QSB with respect to its first three quarters of fiscal 1999; (iii) the Buyer's definitive proxy statements relating to its 1998 and 1999 annual shareholders meetings; (iv) the Buyer's Form S-8 filed on or about October 22, 1999; and (v) the Buyer's Current Report on Form 8-K/A filed on or about February 11, 1999 (together with all other filings (other than preliminary registration and proxy statements) made by the Buyer with the Securities and Exchange Commission ("SEC") between December 31, 1998 and the date hereof, the "SEC Documents").

(c) Legending of AEC Stock. The Seller acknowledges that there shall be placed on all certificates representing the shares of AEC Stock issued to the Seller hereunder appropriate restrictive legends referencing the restrictions imposed by applicable securities Laws. The Seller hereby further acknowledges and agrees that the AEC Stock shall be subject to volume limitations or other restrictions provided in Rule 144 (or any successor provision thereto) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Seller agrees to comply with any applicable restrictions of Rule 144, and further agrees that he will not offer to sell, sell or otherwise dispose of any of the AEC Stock issued to him except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and in compliance with all applicable requirements of Rule 144 (or any other exemption). With respect to any such sale or disposition, the Seller agrees to furnish to the Buyer upon request such information as its counsel may deem necessary to assure that such sale or disposition is made in full compliance with this Agreement, such Rule, and the applicable federal and state securities Laws.

(d) Investment Representations. The Seller is receiving shares of the AEC Stock for investment for the Seller's own account, not on behalf of others and not with a view to sell or otherwise distribute such shares. The Seller acknowledges that such shares of AEC Stock have not been registered under the Securities Act or under any state securities Laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities Laws or unless an exemption from registration is available and, as a result, the Seller must bear the risk of an investment in the AEC Stock for an indefinite period of time. The financial condition of the Seller is currently adequate to bear the economic risk of an investment in the AEC Stock. The Seller has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as the Buyer. The Seller has had an opportunity to ask questions of, and receive answers from, officers of the Buyer, concerning the Buyer and the AEC Stock and to obtain any additional information which the Seller reasonably requested and is material to his investment decision. The Seller is, and has been for at least the past three
(3) months, an "accredited investor" within the meaning of Regulation D under the Securities Act.

IV.37 Complete Disclosure. No representation or warranty of the Seller in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.


ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller that the Statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

V.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. The Buyer has full corporate power and authority necessary to carry on the business in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it.

V.2 Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and the Ancillary Agreements to which the Buyer is a party constitute the valid and legally binding obligation of the Buyer, enforceable in accordance with their terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

V.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any articles of incorporation, charter, bylaws, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.


V.4 Capitalization. As of the date of this Agreement, the authorized stock of the Buyer consists of 30,000,000 shares of common stock, $0.025 par value per share, of which 13,718,256 shares are issued and outstanding, and 50,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued and outstanding.

V.5 Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

V.6 Investment. The Buyer is not acquiring the Shares with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act.

V.7 Legal Compliance. The Buyer has complied with, and is conducting its business in accordance with, all applicable Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or, to the Knowledge of the Buyer, threatened against the Buyer, alleging any failure so to comply, except in each case where a failure or failures to comply will not, individually or in the aggregate, have a material adverse effect upon the business, properties, or condition (financial or otherwise) of the Buyer. There is no basis for any such action, suit, proceeding or investigation (i) which would have a material adverse effect on the business, properties or condition (financial or otherwise) of the Buyer or (ii) which would impair the Buyer's ability or obligation to perform fully on a timely basis any obligations which it may have or will have under this Agreement.

V.8  Intentionally left blank.

V.9 Securities Law Compliance. The Buyer has complied with Section 10(b) of the Securities Exchange Act and Rule 10b-5 thereunder with respect to the sale of Escrow Shares hereunder.


ARTICLE VI

[Intentionally Omitted]


ARTICLE VII

POST-CLOSING COVENANTS

The parties agree as follows with respect to the period following the Closing:


VII.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX below).

VII.2 Litigation Support. In the event and for so long as any party hereto is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand (including any Tax audit) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company, the other party hereto will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary or convenient in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article IX below).

VII.3  Intentionally omitted.

VII.4  Intentionally omitted.

VII.5 Covenant Not to Compete. The Seller agrees to be bound by the covenant not to compete provisions contained in the Employment Agreement.

VII.6 Survivability. The provisions of this Article VII shall survive the Closing Date.


ARTICLE VIII

[Intentionally Omitted]


ARTICLE IX

INDEMNIFICATION

IX.1 Survival of Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect thereafter, subject to Section 9.7.1. Notwithstanding any investigation or audit conducted before or after the Closing, or the decisions of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein.

IX.2 Indemnification by the Seller. The Seller shall indemnify and hold harmless the Buyer and its shareholders, directors, officers, employees and other agents and, after the Closing Date, the Company (collectively, the "Buyer Indemnitees") in respect of any and all damages, losses, Liabilities, diminution in value, liens, payments, obligations, penalties, claims, injunctions, litigation, orders, demands, defenses, judgments, actions, suits, proceedings, hearings, investigations, charges, costs, disbursements or expenses (including, without limitation (i) reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation and
(ii) the discounted present value of tax costs to the Buyer of receiving the indemnification payment hereunder (including any tax costs resulting from a reduction in basis, and the resulting reduction in depreciation and amortization or increase in gain recognized on a sale, if the indemnification payment is treated as an adjustment of the Purchase Price) of any kind or nature whatsoever, net of any insurance and tax benefits (adjusted for any retroactive premium adjustments or experience-based premium adjustments) actually received by the Buyer (collectively "Damages") asserted against or incurred by any Buyer Indemnitee as a result of, in connection with or arising, directly or indirectly, out of:

(i    any inaccuracy in or breach of any representation or warranty made by the Seller herein;

(ii   any breach or nonperformance (partial or total) of any covenant or agreement of the Seller contained herein;

(iii   any Liability for Taxes of the Company, beyond the reserve for Tax liability for unpaid Taxes of the Company, as adjusted for the passage of time through the Closing Date, as set forth in the Financial Statements of the Company, which Taxes are attributable to the period of time ending on or before the Closing Date, including any interest, penalties, assessments or additions to Tax resulting from, attributable to, or incurred in connection with, any such Tax or any contest or dispute thereof;

(iv   any Damages relating directly or indirectly to the Seller's sale of shares of Capital Stock to Byron Preiss Multimedia Company, Inc. or the foreclosure of such shares by the Seller;

(v   any Damages arising out of a claim that any of the products or software designed or manufactured by the Company prior to the Closing Date (a) were not the original work prepared by the Company or for which the Company had permission to use; (b) infringe upon any intellectual property rights of any Person; (c) contain any matter that will libel, invade the privacy of, or otherwise violate the rights of any Person; or (d) contain a statement, formula, experiment, instruction, or other matter that materially injured the user; or

(vi   any Damages related to the Company's failure to file Forms 5500 with respect to the Company's Amerihealth PPO.

Notwithstanding the foregoing, the Seller shall have no liability arising from the last sentence of Section 2.4 hereof.

IX.3 Indemnification by the Buyer. The Buyer shall indemnify and hold harmless the Seller (the "Seller Indemnitee") in respect of any Damages asserted against or incurred by the Seller Indemnitee as a result of, in connection with or arising out of:

(i   any inaccuracy in or breach of any representation or warranty made by the Buyer herein;

(ii   any breach or nonperformance (partial or total) of any covenant or agreement of the Buyer contained herein;

(iii   the operation of the Business after the Closing Date, except insofar as such Damages result from conduct of the Seller in violation of this Agreement or the Employment Agreement; or

(iv   the inclusion of the last sentence of Section 2.4 hereof.

IX.4 Notice of Claims. If any party (the "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Damages for which it is entitled to indemnification under this Article IX, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. The failure of an Indemnified Party to give any notice required by this Section 9.4 shall not affect any of such Indemnified Party's rights under this Article IX or otherwise, except insofar as the Indemnifying Party is materially prejudiced thereby. Any Damages of the Buyer subject to indemnification hereunder and not satisfied under the provision of Section 2.3 shall be paid promptly in cash by the Seller.


IX.5  Third Party Claims.   The Indemnifying Party shall have the right to
conduct and control, through counsel selected by the Indemnifying Party but reasonably acceptable to the Indemnified Party, the defense of any third party claim, action or suit, and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance written notice of any proposed compromise or settlement. The Indemnifying Party shall permit the Indemnified Party to participate in the defense of any such action, suit or proceeding through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party undertakes to conduct and control the conduct and settlement of such action or suit (i) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, permit to exist any Security Interest upon any assets of the Indemnified Party, the Company, or the Buyer; (ii) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from Liability with respect to such action or suit to the Indemnified Party; and (iii) the Indemnifying Party shall not consent to any settlement for other than money damages without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. To the extent the Indemnifying Party elects not to defend such proceeding (and the Indemnifying Party hereby agrees to give prompt notice to such decision to the Indemnified Party) and the Indemnified Party defends against such proceeding or otherwise deals with such proceeding, the Indemnified Party may retain counsel and control, defend against, negotiate, settle or otherwise deal with such proceeding, action or suit. The reasonable out-of-pocket fees, costs, and expenses of the Indemnified Party in so dealing with such proceeding, action or suit shall be included in the indemnification obligations of the Indemnifying Party.

IX.6  Intentionally left blank.

IX.7 Limitations of Indemnification. Notwithstanding the foregoing provisions of this Article IX:

IX.7.1 Survival Period. No claim for indemnification shall be brought after the second anniversary of the Closing Date, except for indemnification claims arising out of breaches of the representations and warranties set forth in Sections 3.1, 3.2, 3.4, 4.1, 4.2, 4.3, 4.4, 4.11, 4.13 and/or 4.26, which shall extend until the expiration of the applicable statute or period of limitations (the "Survival Period"). Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification that was made before the expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to claims asserted and not so resolved within the Survival Period. Liabilities for any such items shall continue until such claims shall have been finally settled, decided or adjudicated.

IX.7.2 Exception. The provisions of Section 9.7.1 shall not apply to any right of or to any indemnification arising out of, related to or in connection with (i) the breach of any representation or warranty in Section 3.3; (ii) any intentional or fraudulent misrepresentation; or (iii) any breach by the Seller of any of his covenant not to compete obligations in his Employment Agreement during the term of such covenant not to compete.


IX.7.3 Amount Limit. Notwithstanding anything to the contrary in this Agreement (i) in no event shall the liability of any party relating to the transactions contemplated by this Agreement exceed in the aggregate $1,800,000, and (ii) no party shall be entitled to make a claim for indemnification under this Article IX or otherwise seek or obtain monetary damages from the other party unless and until the aggregate Damages suffered or incurred by that party exceed (other than Damages described in Section 9.7.3(i) or 9.7.3(ii)) $75,000; provided, however, that such $75,000 "basket" shall not apply to (i) claims for indemnification based upon or arising out of any breach or nonperformance (partial or total) of any covenant or agreement of the Seller or the Buyer hereunder or (ii) claims for indemnification based upon or arising out of a breach of the representations or warranties in Section
3.3 above or for Damages incurred as a result of any claims asserted by Bushinghall Limited, Byron Preiss Multimedia Company, Inc., or any of their successors or Affiliates related in any way to the Seller's sale of shares of Capital Stock to Byron Preiss Multimedia Company, Inc. or the foreclosure or re-acquisition of such Capital Stock by the Seller. Furthermore, with respect to such $75,000 "basket", if the aggregate amount of Damages suffered by any party exceeds $75,000, then such party shall be entitled to indemnification to the full extent of his or its Damages.

IX.8 Other Indemnification Provisions. The foregoing indemnification and recoupment provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty or covenant.

IX.9 No Liability or Contribution by the Company. Except insofar as the Company maintains insurance coverage therefor, the Seller hereby agrees that he will not make any claim for indemnification or contribution against the Company by reason of the fact that he was a director, officer, employee or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).


ARTICLE X

[Intentionally Omitted]



ARTICLE XI

MISCELLANEOUS

XI.1 Press Releases and Public Announcements. The Seller shall not, and the Seller shall not permit or cause the Company to, make any press release or other public disclosure of this transaction without the prior written consent of the Buyer. Without the prior written consent of the Seller, the Buyer shall not, prior to the Closing, make any press release or other public disclosure of this transaction; provided, however, that nothing contained in this Section
11.1 shall prohibit the Buyer from issuing a press release or making other disclosure of the transactions contemplated by this Agreement if required to do so by applicable Law.

XI.2 Entire Agreement. This Agreement (including the documents referred to herein) and the Ancillary Agreements constitute the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof, including, without limitation, that certain letter agreement, dated October 25, 1999. This Agreement is not intended to have any legal effect whatsoever, or to be a legally binding agreement or any evidence thereof, until it has been signed by all parties hereto.

XI.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that the Buyer may, without limiting its Liabilities hereunder, (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, or (ii) designate one or more of its Affiliates to perform its obligations hereunder.

XI.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


XI.5 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) if served personally, on the day of such service; (ii) if mailed by certified or registered mail (return receipt requested), on the third business day after mailing; (iii) if transmitted by recognized overnight carrier, on the next business day after tender to the carrier; or (iv) if transmitted by facsimile, on the date such facsimile is confirmed to have been transmitted to the other party. Such communications shall be sent to the following addresses:

If to the Seller:
Andrew K. Gardner
1656 Lark Lane
Cherry Hill, New Jersey 08003

COPY TO:
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
ATTN.: Jeremy T. Rosenblum

If to the Buyer:
The American Education Corporation
ATTN.: Jeffrey E. Butler, Sr.
7506 N. Broadway Extension, St. 505
Oklahoma City, OK 73116

COPY TO:
Hartzog Conger & Cason
1600 Bank of Oklahoma Plaza
201 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
ATTENTION: Armand Paliotta

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

XI.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF OKLAHOMA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF OKLAHOMA.


XI.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

XI.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

XI.9 Expenses. Each of the parties hereto will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller covenants that the Company has not borne and will not bear any of the Seller's costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby; provided, however, that the Company has incurred no more than $7,500 of fees and expenses required in connection with the preparation of the December 31, 1998 audited financial statements, which expenses shall be borne by the Company.

XI.10 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained herein. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.


XI.11 Incorporation of Exhibits and Disclosure Schedule. The Exhibits identified in this Agreement and the Disclosure Schedule are incorporated herein by reference and made a part hereof.

XI.12 Arbitration Expenses. The arbitrators appointed pursuant to the procedures set forth in Exhibit "F" hereto shall have the power to assess to either party or to apportion between the parties any and all fees and expenses incurred in connection with an Arbitration including, without limitation, reasonable attorneys' fees.

XI.13 Negation of Third-Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any Person, other than the parties hereto, the Company and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge any obligations or Liability of any third Person to any party to this Agreement.

XI.14 Specific Performance. Each of the parties acknowledges and agrees that the other party may be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which it may be entitled, at law or in equity.

XI.15 Arbitration. Any claim, controversy or dispute arising out or relating to this Agreement or any interpretation or asserted breach thereof or performance thereunder, including without limitation any dispute concerning the scope of this arbitration provision, shall be settled by submission to final, binding and non-appealable arbitration ("Arbitration") for determination, without any right by any party to a trial de novo in a court of competent jurisdiction or a jury verdict. The Arbitration and all pre-hearing, hearing, post-hearing arbitration procedures, including those for disclosure and challenge, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented by the procedures set forth in Exhibit "F" hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BUYER:
THE AMERICAN EDUCATION CORPORATION,
a Colorado corporation


By:	Jeffrey E. Butler, Sr.,
    President/Chief Executive Officer


SELLER:  Andrew K. Gardner





SCHEDULE 1

"Active Status Personnel" has the meaning set forth in Section 4.13(e).

"AEC Stock" means the Buyer's restricted common stock, par value $0.025 per share.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Ancillary Agreements" means all agreements (including the Employment Agreement and the Escrow Agreement), certificates and other instruments delivered or given pursuant to this Agreement.

"Arbitration" has the meaning set forth in Section 11.15.

"Authorization" has the meaning set forth in Section 4.28 above.

"Business" means the production of educational, computer-based training, tutorial and testing programs and software.

"Buyer" means The American Education Corporation, a Colorado corporation, and any of its successors and permitted assigns.

"Buyer Indemnitees" has the meaning set forth in Section 9.2 above.

"Capital Stock" means any and all shares, interests, participation or other equivalents (however designated) representing ownership (whether direct, indirect or contingent) of the Company including, without limitation, the common stock, no par value, and any other class of capital stock of the Company.

"Closing" has the meaning set forth in Section 2.4 above.

"Closing Date" has the meaning set forth in Section 2.4 below.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" means Dolphin, Inc., a New Jersey corporation.

"Confidential Information" means any information concerning the Business and affairs of the Company that is not already generally available to the public.

"Damages" has the meaning set forth in Section 9.2.

"Determination Date" shall mean the fifth trading day immediately preceding the Closing Date (or such shorter periods as the parties may agree) for purposes of Section 2.2 and shall mean the fifth trading day prior to the day the Escrow Agent delivers Escrow Shares under Section 4 of the Escrow Agreement.

"Disclosure Schedule" has the meaning set forth in Article IV above.

"Employee Benefit Plans" has the meaning set forth in Section 4.24.

"Employment Agreement" means the Employment Agreement to be entered into by the Company and the Seller at the Closing in form and substance as set forth in Exhibit "C".

"Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, and the Clean Air Act, each as amended, together with all other Laws concerning pollution or protection of the environment, public health and safety, or employee health and safety, including Laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means, as of the Closing Date, any subsidiary, trade or business that is a member of a "controlled group" of which the Company is a part or under "common control" with the Company (within the meaning of Sections 414(b) and (c) of the Code).

"ERISA Plan" has the meaning set forth in Section 4.24.

"Escrow Agent" and "Escrow Agreement" have the respective meanings set forth in Section 2.3.1.

"Escrow Cash" has the meaning set forth in Section 2.2.

"Escrow Shares" shall mean the AEC Stock deposited into Escrow pursuant to
Section 2.3  hereof.

"Financial Statements" has the meaning set forth in Section 4.7 above.

"Finders Fee" has the meaning set forth in Section 2.2.

"GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the basis on which the Financial Statements were prepared.

"Indemnified Party" has the meaning set forth in Section 9.4.

"Indemnifying Party" has the meaning set forth in Section 9.4.

"Intellectual Property" means the Owned Intellectual Property and the Licensed Intellectual Property.

"Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonable inquiry for a transaction of this nature. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Laws" means any and all federal, state, local and foreign laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal bylaws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines, and general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which the word is used.

"Lease" has the meaning set forth in Section 4.12.

"Leased Property" has the meaning set forth in Section 4.12.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Licensed Intellectual Property" means all programs developed within the past year by the Company for third parties, which programs the Company has either licensed to such third parties and/or developed as work made for hire.

"Line of Credit" has the meaning set forth in Section 4.23 above.

"Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

"Most Recent Financial Statements" has the meaning set forth in Section 4.7 above.

"Most Recent Fiscal Month End" has the meaning set forth in Section 4.7 above.

"Most Recent Fiscal Year End" has the meaning set forth in Section 4.7 above.

"Non ERISA Plan" has the meaning set forth in Section 4.24.

"Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that in the same line of business as such Person.


"Owned Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, domain names, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);
(f) all tools, libraries, utilities and computer software programs (including data and related documentation) in both source and object code form; (g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

"PBGC" means the Pearson Benefit Guaranty Corporation.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other entity of any kind.

"Purchase Price" has the meaning set forth in Section 2.2.

"Recipients" has the meaning set forth in Section 4.13(g).

"SEC" has the meaning set forth in Section 4.36.

"SEC Documents" has the meaning set forth in Section 4.36.

"Securities Act" has the meaning set forth in Section 4.36.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien (including environmental and tax liens), encumbrance, deed of trust, charge, or other security interest.

"Seller Indemnitee" has the meaning set forth in Section 9.3 above.

"Seller" means Andrew K. Gardner.

"Share Price" shall mean the average of the bid and asked price (adjusted for any stock splits or other reclassifications during the applicable time period) for the AEC Stock for each of the ten (10) consecutive trading days ending on the applicable Determination Date.

"Shares" means any and all issued and outstanding shares of the common stock, no par value, of the Company.

"Survival Period" has the meaning set forth in Section 9.7.1.

"Systems" has the meaning set forth in Section 4.34.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Intellectual Property" has the meaning set forth in Section 4.13.